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                                                            EXHIBIT 10(iii)(a)35

January 31, 2001

Mr. Hossein Eslambolchi

Dear Hossein,

         In recognition of the role AT&T Corp. (the "Company") anticipates that you will play as a Senior Manager, the Company agrees to make the equity grants and awards ("Grants") described in Attachment A of this letter. These Grants are in addition to the Special Stock Option Grant and the Special Restricted Stock Unit Grant described in the Executive Term Sheet that you signed upon your re-employment with AT&T effective January 8, 2001. The "Grants" described in Attachment A shall be subject to the terms and conditions set forth in the applicable Stock Option, Restricted Stock Unit and Performance Share Agreements and the additional terms and conditions set forth below in this letter ("Agreement").

         Any payments resulting from such Grants shall be subject to applicable payroll tax withholding and reporting. Such Grants are in addition to and not in lieu of any qualified or non-qualified pension, savings, or other retirement plan, program or compensation. Neither the Grants nor any payments resulting from such Grants shall be included in the base for calculating benefits under the employee benefit plans, programs or practices of the Company or its affiliates.

         These Grants shall be contingent upon you signing this Agreement, Attachment A to this Agreement and the appropriate Stock Option, Restricted Stock Unit and Performance Share Agreements.

         This Agreement may not be amended or waived, unless the amendment or waiver is in writing, signed by you and by AT&T's Executive Vice President - Human Resources.

         It is understood and agreed that you will not talk about, write about or otherwise publicize the terms or existence of this Agreement or any fact concerning its execution or implementation unless required by law or to enforce the terms of this Agreement. You may, however, discuss its contents with your spouse, legal and/or financial counselor, provided that you advise them of your obligations of confidentiality and that any disclosures made by any of them may be treated by the Company as disclosures made by you for purposes of this provision.

         THIS AGREEMENT IS NOT AN EMPLOYMENT CONTRACT AND SHOULD NOT BE CONSTRUED OR INTERPRETED AS CONTAINING ANY GUARANTEE OF

                          AT&T Proprietary (Restricted)

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CONTINUED EMPLOYMENT. THE EMPLOYMENT RELATIONSHIP WITH THE COMPANY IS BY MUTUAL
CONSENT ("EMPLOYMENT-AT-WILL"). THIS MEANS THAT EMPLOYEES HAVE THE RIGHT TO TERMINATE THEIR EMPLOYMENT AT ANY TIME AND FOR ANY REASON. LIKEWISE, THE COMPANY RESERVES THE RIGHT TO DISCONTINUE YOUR EMPLOYMENT WITH OR WITHOUT CAUSE AT ANY TIME AND FOR ANY REASON.

         The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of New Jersey, without regard to its conflict of laws rule.

         Hossein, I am happy to present this Agreement to you. If you agree with the terms and conditions detailed above, please sign both this Agreement and Attachment A and return the executed originals to me.

                                                 Sincerely,

                                                 /s/ Mirian Graddick-Weir
                                                 -------------------------
                                                 Mirian Graddick-Weir
                                                 Executive Vice President

Attachment

/s/ Hossein Eslambolchi                          3/19/01
-------------------------------                  ----------------------------
Acknowledged and agreed to                       Date
Hossein Eslambolchi

                          AT&T Proprietary (Restricted)

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Hossein Eslambolchi - Special Equity Grant Term Sheet

-    AT&T Stock Option Grants
-    Three AT&T grants totaling 87,200 stock options:
-    16,500 @ $29.02
-    30,000 @ $38.27
-    40,700 @ $50.76
-    Grant date: 1/31/01
-    Vest 25% /Yr. over 4 years
-    Expire 1/31/2011

-    Wireless Stock Option Grant
-    Wireless grant
-    26,400 stock options @ current market price
-    Grant date:  1/31/01
-    25% vest after 6mos., 6.25%  / qtr. thereafter
-    Expire 1/31/2011

-    Retention Grants
-    Retention Grant based on approximately 1.33 X Base Salary;
-    17,300 AT&T stock options @ current price
     -    Grant date:  1/31/01
     -    Vest in 3 years
     -    Expire 1/31/2011
-    14,700 AT&T Restricted Stock Units
     -  Grant date:  1/31/01
     -  Vest in 3 years
-    Retention Grant consisting of 75,000 Wireless stock options @ current price
     -  Grant date:  1/31/01
     -  Vest 33.33%/Yr. over 3 years

-    Performance Shares
- 1998 - 2000 cycle - Make special cash payment equal to performance share payment.
- 1999 - 2001 and 2000 - 2002 cycles - grant seasoned Performance Shares equal to shares that were cancelled upon 12/3/00 termination of employment.

 /s/ Hossein Eslambolchi                         ___________________
-------------------------                               Date
Hossein Eslambolchi

                          AT&T Proprietary (Restricted)

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